EXHIBIT 23




                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-51254 and 333-113224 on Form S-8 of Pacific Financial Corporation of our report, dated January 30, 2004, for the years ended December 31, 2003 and 2002 included in this Annual Report on Form 10-K of Pacific Financial Corporation.




/s/ McGladrey & Pullen, LLP

Tacoma, Washinton
March 19, 2004